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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
MARCH 31, 1998

                                                                       CONTACTS:
                                                                    Frank Greico
                                                         Quarterdeck Corporation
                                                                    310-309-4232
                                                         fgreico@quarterdeck.com

                                                                      Ana Thorne
                                                         Quarterdeck Corporation
                                                                    310-309-3767
                                                         athorne@quarterdeck.com


                 QUARTERDECK PREANNOUNCES MARCH QUARTER RESULTS

MARINA DEL REY, CA - MARCH 31, 1998 - Quarterdeck Corporation (Nasdaq: QDEK) today announced that it expects that net revenues for the quarter ending March 31, 1998, will be approximately 20-25% less than net revenues for the December quarter, resulting in an expected operating loss of several million dollars for the quarter. The revenue shortfall and associated loss reflect price pressures in the US retail market, the transition of telesales operations to an outsourcer, slowly ramping sales of certain new products, and deferred shipment of the newest products into international markets. The Company said it expects substantial revenue contributions from these new products going forward but would also be reducing run-rate operating costs.

ABOUT QUARTERDECK

Quarterdeck Corporation is a global leader in the development and marketing of PC helpware software designed to prevent and solve PC performance problems, especially those encountered in networked -- Internet and intranet -- environments. The Company's goal is to make personal computing trouble-free for users and network administrators alike, while reducing the need for live technical support. Quarterdeck's current product line, which addresses storage management, system conflict resolution, virus protection, system updating, and enhanced access to networked information and communications resources, is marketed to both end-users and businesses via retail distribution, corporate resellers and OEMs, direct marketing channels, and the Internet. Quarterdeck's products are available in more than 14,000 outlets throughout the United States and Canada, as well as in over 29 countries worldwide. Incorporated in 1982 and traded on Nasdaq under the symbol QDEK, Quarterdeck's worldwide headquarters are in Marina del Rey,


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California, with its European operations based in Dublin, Ireland. Further information may be obtained by calling 310-309-3755, by accessing Quarterdeck's Web site at http://www.quarterdeck.com, or by sending e-mail requests to invrel@quarterdeck.com.

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NOTE TO EDITORS: If you would like more information on Quarterdeck Corporation and its products, please view the Quarterdeck Press Center at http://www.quarterdeck.com/qdeck/press.

This press release contains forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions and divestitures of non-core assets, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Quarterdeck is a registered trademark of Quarterdeck Corporation or its subsidiaries. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.